UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2004 (August 3, 2004)

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28931	35-2089858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

UMDNJ Medical School 185 South Orange Avenue, Bldg #4 Newark, New Jersey		07103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (973) 972-0015

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

(A) On August 3, 2004, BioDelivery Sciences International, Inc. (the “Company”) announced that it has agreed to enter into a credit facility of up to $4 million (the “Facility”) with Hopkins Capital Group II, LLC (“HCG II”), an affiliated entity of BDSI, which is controlled and partially-owned by Dr. Francis E. O’Donnell, Jr., BDSI’s Chairman and CEO. The Facility allows BDSI to make drawdowns when needed, and Facility proceeds may be used by BDSI in its discretion, including for general corporate purposes. All debt funded from time to time under the Facility will have a stated maturity of March 31, 2006. BDSI will be obligated to pay interest at the prime rate per annum on the aggregate amount of principal outstanding under the Facility. Pursuant to the terms of the Facility, HCG II may convert, at maturity of the Facility or thereafter, any amount of principal and accrued interest outstanding under the Facility into shares of BDSI common stock at $4.25 per share. The Facility will be subordinate to BDSI’s existing funded debt.

The Facility Loan Agreement, dated effective August 2, 2004, as well as the Company’s August 3, 2004 press release, are attached as exhibits to this Current Report.

(B) On August 3, 2004, the Company announced that on July 30, 2004 it received notification from the NASDAQ Stock Market that its common stock (subject to the Company’s appeal discussed below) will be delisted from the NASDAQ SmallCap Market at the opening of business on August 10, 2004. In its notification letter, NASDAQ’s staff indicated that for the period ended March 31, 2004, the Company had failed to meet the $2,500,000 minimum stockholders’ equity requirement set forth in NASD Rule 4310(c)(2). For such period, the Company reported stockholders equity of $2,048,888.

The Company further announced that it will appeal the staff’s determination to NASDAQ’s Listing Qualifications Panel (the “Panel”) in accordance with NASD rules. As a result, the delisting of the Company’s securities from NASDAQ will be stayed pending the Panel’s decision and the Company’s securities will continue to trade on the NASDAQ SmallCap Market under the symbol “BDSI.”

The Company’s August 3, 2004 press release with respect to the NASDAQ notification is attached as an exhibit to this Current Report.

Item 7. Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

10.1	Facility Loan Agreement, dated effective August 2, 2004, between the Company and HCG II.

99.1	Press Release of the Company, dated August 3, 2004, relating to the Facility Loan Agreement with HCG II.

99.2	Press Release of the Company, dated August 3, 2004, relating to the NASDAQ notification

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements about the benefits of the Company’s credit facility agreement with HCG II; (ii) statements with respect to the Company’s plans, objectives, expectations and intentions; and (iii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 6, 2004	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ Francis E. O’Donnell, Jr.
Name: Francis E. O’Donnell, Jr.
Title: President and Chief Executive Officer